EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


NAME OF SUBSIDIARY                    JURISDICTION OF INCORPORATION
------------------                    -----------------------------

IDC Systems, Inc.                     New York
Dade County Recycling, Inc.           Florida
Wilkinson Company, Inc.               Ohio
Recycltech Enterprises, Inc.          Ontario, Canada